Exhibit 6.10

GUARANTY AND STOCK PLEDGE AGREEMENT

THIS GUARANTY AND STOCK PLEDGE AGREEMENT (the “Agreement”) is entered into as of April 22, 2020, by and between TSTAMP INCENTIVE HOLDINGS, a Wyoming corporation (“Pledgor”), and SECOND CENTURY VENTURES, LLC, an Illinois limited liability company (the “Secured Party”).

RECITALS

WHEREAS, Pledgor holds 320,513 Class A Shares of the Common Stock of T STAMP INC., a Delaware corporation (the “Company”), as defined in the Amended and Restated Certificate of Incorporation of the Company, as amended, which represent 13.1% of the total equity capital of the Company;

WHEREAS, the Company has executed a secured promissory note in favor of the Secured Party on the date hereof (the “Note”), with the original principal amount of $350,000; capitalized terms used herein without definition have the meanings assigned to them in the Note; and

WHEREAS, it is a condition precedent to the effectiveness of the Note that the Pledgor enter into this Agreement with the Secured Party and grant the Secured Party a first priority security interest against 65,000 Class A Shares of the Common Stock of the Company (the “Pledged Equity”).

NOW, THEREFORE, IT IS AGREED THAT:

1.                   Guaranty. The Pledgor hereby absolutely and unconditionally guarantees to the Secured Party the prompt and unconditional payment of the Obligations of the Company under the Note and all other liabilities. It is expressly understood and agreed that this is a continuing guaranty and that the obligations of the Pledgor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note. For the purposes of this Agreement, “Obligations” has the same meaning as assigned to it in the Note.

2.                   Pledge.

(a)                As security for the full and prompt performance of the Obligations and Pledgor’s obligations hereunder (collectively the “Pledge Obligations”), Pledgor collaterally assigns, pledges and grants a Security Interest in and delivers to the Secured Party stock certificate(s) (if any), duly endorsed in blank or together with duly executed stock assignment(s) in favor of the Secured Party, representing all of the Pledged Equity (the “Collateral”), and grants to the Secured Party a security interest in the Collateral, together with whatever is receivable or received when the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and all proceeds thereof, dividends and distributions thereon, additions thereto and substitutions therefor, including all new or substituted or additional shares, other securities, cash or other properties distributed with respect to the foregoing stock or other securities subject to this Agreement, whether as a result of merger, consolidation, dissolution, reorganization, recapitalization, interest payment, stock split, stock dividend, other dividend or distribution, reclassification, redemption or any other change declared or made in the capital structure of the issuer of any of the Pledged Equity, or otherwise (collectively, the “Proceeds”), such Proceeds to be held by the Secured Party in the same manner as the property originally pledged hereunder, except as otherwise provided in Section 3. The Collateral and the Proceeds are herein collectively referred to as the “Pledged Collateral.”

(b)               All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. The Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

STOCK PLEDGE AGREEMENT

(c)                If the Pledged Collateral is issued as book-entry securities and not represented by certificates or other instruments, the Pledgor shall ensure that a share registrar, depositary or custodian of the share register will make an entry on the books and records reflecting this Agreement and the pledge over the Pledged Collateral created hereby. The Pledgor shall deliver evidence of such entry within three (3) business days after the execution of this Agreement.

3.                   Rights With Respect to Distributions. During the continuance of an Event of Default (as defined in the Note), all rights of Pledgor to receive dividends, cash, securities, instruments and other distributions shall cease and all rights to dividends, cash, securities and other distributions shall thereupon be vested in the Secured Party; the Secured Party shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, cash, securities, instruments and other distributions. All dividends, cash, securities, instruments and other distributions which Pledgor receives in violation of the provisions of this Section shall be received in trust for the Secured Party’s benefit and shall be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.                   Irrevocable Proxy/Voting Rights. So long as no Event of Default exists, subject to any other applicable provision of this Agreement, Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement. The Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all proxies and other instruments as Pledgor reasonably requests for the purpose of enabling Pledgor to exercise the voting and other rights which Pledgor is entitled to exercise pursuant to this authorization. During the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise hereunder shall cease upon notice from the Secured Party, whereupon all such rights shall become vested in the Secured Party, which shall thereupon have the sole right to exercise such voting and other consensual rights until it gives notice to Pledgor of its relinquishment of such rights, whereupon all such rights shall be re-vested with Pledgor.

5.                   Release of Pledge. Anything to the contrary herein notwithstanding, the Secured Party shall release the Pledged Collateral from pledge hereunder upon full payment to the Secured Party of all Pledge Obligations and upon such release the Secured Party shall deliver to Pledgor all Pledged Collateral then in the Secured Party’s possession.

6.                   Continuing Agreement; Revocation; Obligations under Other Agreement. This is a continuing agreement and all rights, powers and remedies hereunder shall apply to all past, present and future Pledge Obligations of Pledgor to the Secured Party, including those arising under successive transactions which shall either continue the Pledge Obligations, increase or decrease them, or from time to time create new Pledge Obligations whether or not any prior Pledge Obligations have been satisfied, and notwithstanding the bankruptcy of Pledgor. Pledgor’s obligations hereunder shall be in addition to any obligations of Pledgor or any other party under any other pledges of security or guaranties for the Pledge Obligations heretofore given, now or hereafter to be given to the Secured Party.

7.                   Reinstatement of Liability. Pledgor’s liability hereunder shall be reinstated and revived and the Secured Party’s rights shall continue with respect to any amount paid on account of the Pledge Obligations which shall thereafter be required to be restored or returned by the Secured Party upon the bankruptcy or insolvency of Pledgor or any other party or for any other reason, all as though such amount had not been paid.

STOCK PLEDGE AGREEMENT

8.                   Representations and Warranties. Pledgor represents and warrants to the Secured Party as follows:

(a)                Pledgor has the right and lawful authority to pledge the Pledged Collateral;

(b)               The Pledged Collateral is genuine and is owned by Pledgor, free and clear of all security interests, adverse claims, defenses, rights of set-offs and counterclaims of any kind or character except for the security interest created hereunder, and as of the date hereof constitutes 2.67 percent (2.67%) of the issued and outstanding capital stock of the Company of which Pledgor is the legal or beneficial owner;

(c)                no authorization, approval or other action by and no notice to or filing with any governmental authority is required for the pledge hereunder;

(d)               The security interest created by this Agreement constitutes a valid and, upon effecting a transfer of the securities constituting the Pledged Collateral by delivery to the Secured Party of the stock certificate representing the Pledged Collateral endorsed in blank by an effective endorsement, an enforceable and perfected security interest in all of the Pledged Collateral for payment and performance of the Pledge Obligations;

(e)                Pledgor’s execution, delivery and performance of this Agreement (i) are within Pledgor’s powers and have been duly authorized by all necessary action; (ii) do not contravene Pledgor’s charter documents or any law or any contractual restriction binding on or affecting Pledgor or by which Pledgor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other party except such as have been obtained or made; and (iv) do not, except as contemplated by the Note, result in the imposition or creation of any security interest; and

(f)                 This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

9.                   Covenants of Pledgor. During the term hereof, Pledgor covenants as follows:

(a)                Pledgor shall execute and deliver such documents and take all such further action as the Secured Party reasonably deems necessary to create, perfect, protect or continue the security interest contemplated hereby or to exercise or enforce its rights hereunder;

(b)               Pledgor shall not permit any security interest on the Pledged Collateral, except in favor of the Secured Party;

(c)                Pledgor shall not change the place where Pledgor keeps any of its records concerning the Pledged Collateral without giving Secured Party thirty (30) days’ prior written notice of the address to which Pledgor is moving such books and records; and

(d)               Pledgor shall provide any service and do any other acts or things necessary to keep the Pledged Collateral free and clear of all security interests, adverse claims, defenses, rights of set-offs and counterclaims.

STOCK PLEDGE AGREEMENT

10.               Powers of Secured Party. Pledgor appoints the Secured Party as Pledgor’s true and lawful attorney-in-fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement, and may be exercised from time to time by the Secured Party’s officers and employees, or any of them, in their discretion, to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or desirable to accomplish the purposes of this Agreement, including:

(a)                to perform or cause the performance of any obligation of Pledgor hereunder in Pledgor’s name or otherwise;

(b)               to notify any party obligated on any security instrument or other document subject to this Agreement of the Secured Party’s rights hereunder;

(c)                during the continuance of any Event of Default, to liquidate any Pledged Collateral prior to maturity and to apply proceeds thereof to payment of the Pledge Obligations, notwithstanding the fact that such liquidation may give rise to penalties or loss of rights;

(d)               during the continuance of any Event of Default, to collect all cash or other property now or hereafter payable upon or on account of the Pledged Collateral;

(e)                during the continuance of any Event of Default, to enter into any extension, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Pledged Collateral and, in connection therewith, to deposit or surrender control of the Pledged Collateral, or to accept other property in exchange for the Pledged Collateral, subject otherwise to this Agreement; and

(f)                 during the continuance of any Event of Default, to make any compromise or settlement the Secured Party deems desirable or proper in respect of the Pledged Collateral.

11.               Cash Collateral Account. Any money that the Secured Party receives in respect of the Pledged Collateral may, at the Secured Party’s option, and subject to Section 3, be retained in a non-interest bearing cash collateral account and shall, for all purposes, be deemed Pledged Collateral.

12.               Secured Party’s Care and Delivery of Collateral. The Secured Party’s obligations with respect to the Pledged Collateral in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of such Pledged Collateral, and such duty shall not include any obligation to ascertain or to initiate any action with respect to or to inform Pledgor of maturity dates, conversion, call, exchange rights, offers to purchase the Pledged Collateral or any similar matters, notwithstanding the Secured Party’s knowledge of these matters. The Secured Party shall not have any duty to take any steps necessary to preserve Pledgor’s rights against prior parties or to initiate any action to protect against the possibility of a decline in the market value of the Pledged Collateral. The Secured Party shall not be obligated to take any actions that Pledgor requests with respect to the Pledged Collateral unless (i) such request is made in writing and the Secured Party determines, in its sole discretion, that the requested actions would not unreasonably jeopardize the value of the Pledged Collateral as security for the Pledge Obligations, and (ii) Pledgor promptly reimburses the Secured Party for the fees and expenses incurred in undertaking such actions. The Secured Party may at any time deliver the Pledged Collateral, or any part thereof, to Pledgor, and the receipt thereof by Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and the Secured Party shall thereafter be discharged from any liability or responsibility therefor.

STOCK PLEDGE AGREEMENT

13.               Payment of Taxes, Charges, Security Interests and Assessments. Pledgor agrees to pay, prior to delinquency, all taxes, charges, security interests and assessments against the Pledged Collateral and, upon Pledgor’s failure to do so, the Secured Party, at its sole option, may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge them. Pledgor promptly reimburses the Secured Party for the amounts incurred in undertaking such actions.

14.               Remedies. During the continuance of an Event of Default, the Secured Party may do or cause to be done any one or more of the following:

(a)                Proceed to realize upon the Pledged Collateral in any manner or priority;

(b)               Sell, assign and deliver all or any part of the Pledged Collateral in any manner permitted by law, at any time and from time to time, at public or private sale, with or without demand and with or without notice or advertisement, for cash, upon credit or for future delivery, as the Secured Party deems appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which Pledgor now has nor may at any time in the future have under any rule of law or statute now existing or hereafter enacted;

(c)                If notice to Pledgor is required, give written notice to Pledgor ten (10) days prior to the date of public sale of the Pledged Collateral or prior to the date after which private sale of the Pledged Collateral will be made;

(d)               At any public sale, bid or become a purchaser of the Pledged Collateral or any part thereof (including by credit bid), at such price as the Secured Party deems proper, and hold the same thereafter in its own right, free from any claims of Pledgor or any right of redemption;

(e)                The Secured Party shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Pledged Collateral may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers fails to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice; and

(f)                 As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits, at law or in equity, to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts of competent jurisdiction.

The Secured Party’s rights, privileges, powers and remedies shall be cumulative and no single or partial exercise of any of them shall preclude the further or other exercise of any of them. Any waiver, permit, consent or approval of any kind by the Secured Party of any Event of Default, or any such waiver of any provisions or conditions thereof, must be in writing and shall be effective only to the extent set forth in writing. The Secured Party may apply any proceeds of any disposition of the Pledged Collateral, or any part thereof, to the payment of the Obligations as specified in the Note.

15.               Manner of Disposition. Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), or in applicable New York or other state securities laws as now or hereafter in effect, unless registration or qualification, as the case may be, is accomplished. Pledgor acknowledges that the Secured Party may resort to one or more private sales to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales may be at prices and other terms less favorable to Pledgor than if such Pledged Collateral were sold at public sale and that the Secured Party has no obligation to delay the sale of any such portion of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities, even if it would, or should, proceed to register such securities for public sale. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a “commercially reasonable” manner. Pledgor agrees that the Secured Party need not approach such number and quantity of possible buyers so as to be in violation of the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any applicable state securities laws and that the Secured Party need not approach the maximum number of possible buyers under the foregoing laws. Pledgor agrees that the Secured Party shall not have any liability, direct or indirect, for any short-swing profits liability Pledgor incurs under Section 16(b) of the Exchange Act as a result of the Secured Party’s disposition of all or any part of the Pledged Collateral and that a disposition shall not be deemed made in bad faith or in a commercially unreasonable manner for purposes of the Code if it gives rise to short-swing profits under Section 16(b) of the Exchange Act.

STOCK PLEDGE AGREEMENT

16.               Security Interest and Guaranty Absolute. All rights of the Secured Party and security interests and guarantees hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)                any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;

(b)               any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Note;

(c)                any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(d)               any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

17.               Costs, Expenses and Attorneys’ Fees. Pledgor shall reimburse the Secured Party for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, expended or incurred by the Secured Party to enforce this Agreement (including those arising in connection with the custody of, the sale of, or other action upon, any of the Pledged Collateral or Pledgor’s failure to perform or observe any of the provisions hereof). All payments, advances, charges, costs and expenses, including reasonable attorneys’ fees and expert witness fees, made or incurred by the Secured Party in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, shall constitute Obligations.

18.               Notices. Notices shall be given in accordance with the Note.

19.               Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon the Pledgor, its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors, transferees and assigns.

STOCK PLEDGE AGREEMENT

20.               Entire Agreement; Amendment. This Agreement, together with all documents referenced herein, constitutes the entire agreement between Pledgor and the Secured Party with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only with the written consent of the Secured Party and Pledgor.

21.               Binding Effect. This Agreement shall be binding upon and inure to the benefit of Pledgor and the Secured Party and their respective successors and assigns, except that Pledgor shall not have the right to assign its rights and obligations hereunder or any interest herein without the Secured Party’s prior written consent.

22.               Choice of Law and Venue; Jury Trial Waiver.

(a)                THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)               EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR WHICH MAY IN THE FUTURE BE DELIVERED, IN CONNECTION WITH THE FOREGOING OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(c)                EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, WAIVES PERSONAL SERVICE OF PROCESS UPON SUCH PARTY AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL RETURN RECEIPT REQUESTED AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT AS EVIDENCED BY THE RETURN RECEIPT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d)               EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THIS SECTION. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

STOCK PLEDGE AGREEMENT

(e)                EACH PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREUNDER. NOTHING IN THIS AGREEMENT WILL AFFECT A PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

23.               Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

24.               Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by the Secured Party or any of its representatives or agents.

25.               Counterparts. This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. The parties agree that the electronic signature of a party to this Agreement or any other related documents shall be as valid as an original manually executed signature of such party and shall be effective to bind such party to this Agreement, and that any electronically signed document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” and (ii) to have been “signed” or “duly executed”.

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STOCK PLEDGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first above written.

TSTAMP INCENTIVE HOLDINGS

By:	/s/Andrew Gowasack
Name:	Andrew Gowasack
Title:	President

SECOND CENTURY VENTURES, LLC

By:	/s/Mark Birschbach
Name:	Mark Birschbach
Title:	Managing Director

STOCK PLEDGE AGREEMENT